Exhibit 10.1

EXECUTION VERSION

FIFTH AMENDMENT

FIFTH AMENDMENT, dated as of June 22, 2018 (this “Amendment”), to the Credit Agreement referred to below, among US FOODS, INC., as the Borrower, the other Loan Parties party hereto, CITICORP NORTH AMERICA, INC. (“Citi”), as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”), and the Lenders and other financial institutions party hereto. Capitalized terms are used herein as defined in Section 1 hereof.

RECITALS

WHEREAS, the Borrower is party to the Credit Agreement, dated as of May 11, 2011, by and among the Borrower, Citi as the Administrative Agent and Collateral Agent, and the Lenders and other financial institutions party thereto, as amended by the First Amendment, dated as of June 7, 2013 (the “First Credit Agreement Amendment”), as amended and restated by the Second Amendment, dated as of June 27, 2016, as amended by the Third Amendment, dated as of February 17, 2017, and as amended by the Fourth Amendment, dated as of November 30, 2017 (such Credit Agreement, as the same may be further amended, restated, modified and supplemented from time to time prior to the Fifth Amendment Effective Date (as defined below), the “Existing Credit Agreement”; the Existing Credit Agreement as amended pursuant to this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders effect certain amendments and modifications to the Existing Credit Agreement, including a repricing of the existing Initial Term Loans, all as described herein;

WHEREAS, each existing Term Loan Lender with respect to the Initial Term Loans (each, an “Existing Term Loan Lender”; the existing Initial Term Loans held by it, its “Existing Term Loan”) that executes and delivers a signature page to this Amendment (a “Consent”; each such Existing Term Loan Lender delivering a Consent, a “Continuing Term Lender” and the Initial Term Loans of such Continuing Term Lender, the “Repriced Term Loans”) will thereby agree to the terms of this Amendment;

WHEREAS, upon the Fifth Amendment Effective Date, each Person that is listed on the signature pages hereto as a “New Term Loan Lender” (each, a “New Term Loan Lender”) and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that each such New Term Loan Lender will make Term Loans in an aggregate principal amount not to exceed the amount set forth opposite such New Term Loan Lender’s name under the heading “Additional Repriced Term Loan Commitment” on Schedule A hereto (as to each such New Term Loan Lender, its “Additional Repriced Term Loan Commitment”, and term loans made by each New Term Loan Lender in respect thereof, its “Additional Repriced Term Loans”);

WHEREAS, the proceeds of the Additional Repriced Term Loans will be used by the Borrower to (i) repay in full the outstanding principal amount of the Existing Term Loans that are not continued as Repriced Term Loans hereunder and (ii) pay accrued interest on any of the foregoing and any related premiums, fees and expenses;

WHEREAS, the Additional Repriced Term Loans and the Repriced Term Loans will constitute one Tranche of Initial Term Loans and will otherwise have the terms as set forth in the Credit Agreement;

WHEREAS, the Borrower, the Continuing Term Lenders, the New Term Loan Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein;

WHEREAS, the Borrower, the other Loan Parties and the Collateral Agent are party to a Guarantee and Collateral Agreement, dated as of May 11, 2011, as amended by the First Credit Agreement Amendment (the “Guarantee and Collateral Agreement”), and have agreed to provide certain acknowledgements and reaffirmations that the grant of security interests contained in the Guarantee and Collateral Agreement shall continue in full force and effect notwithstanding the terms of this Amendment and the effectiveness of the Credit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Defined Terms; References.

(a) Unless otherwise specifically defined herein, each term used herein that is defined in the Existing Credit Agreement has the meaning assigned to such term in the Existing Credit Agreement, provided that, if the definition of such term is amended hereby, then such term shall have the meaning assigned thereto in the Credit Agreement.

(b) From and after the Fifth Amendment Effective Date, all references to the “Credit Agreement” in any Loan Document and all references in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement.

Section 2. Consents etc.

(a) Each of the Continuing Term Lenders, the New Term Loan Lenders, the Administrative Agent and the Collateral Agent consents to and approves this Amendment and the amendments to the Existing Credit Agreement effected hereby.

(b) Subject to the terms and conditions hereof, each New Term Loan Lender severally agrees to make, in a single draw on the Fifth Amendment Effective Date, one or more Term Loans in Dollars to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule A hereto under the heading “Additional Repriced Term Loan Commitment,” as such amount may be adjusted or reduced pursuant to the terms hereof. The Borrower shall provide the Administrative Agent notice prior to 9:30 A.M. (or such shorter period as may be agreed to by the Administrative Agent in its reasonable discretion), New York City time (which notice shall be irrevocable after funding) on the Fifth Amendment Effective Date specifying the amount of the Additional Repriced Term Loans to be borrowed on the Fifth Amendment Effective Date. Upon receipt of such notice the Administrative Agent shall promptly notify each applicable Lender thereof. Each Lender having an Additional Repriced Term Loan Commitment will make the amount of its pro rata share of the Additional Repriced Term Loan Commitments available, in each case for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 of the Existing Credit Agreement prior to 12:00 Noon, New York City time (or, if the time period for the Borrower’s delivery of notice was extended, such later time as agreed to by the Borrower and the Administrative Agent in its reasonable discretion), on the Fifth Amendment Effective Date in funds immediately available to the Administrative Agent.

(c) Substantially concurrently with the issuance and funding of the Additional Repriced Term Loans, the Borrower shall prepay all of the Existing Term Loans that are not continued as Repriced Term Loans in an amount equal to the aggregate outstanding principal amount thereof, together with all accrued but unpaid interest on all of the Existing Term Loans (including interest on any Existing Term Loans that are continued as Repriced Term Loans). The requirement to deliver a notice pursuant to subsection 3.4(a) of the Credit Agreement is hereby waived by the Lenders in connection with any prepayment of such Existing Term Loans on the Fifth Amendment Effective Date. The Lenders hereby agree to waive the requirements in subsection 3.8 of the Credit Agreement in connection with the funding of any Additional Repriced Term Loans on the Fifth Amendment Effective Date and the repayment of any Existing Term Loans that are not continued as Repriced Term Loans.

(d) Interest will accrue on the Repriced Term Loans and Additional Repriced Term Loans from and after the Fifth Amendment Effective Date. The initial Interest Period applicable to the Repriced Term Loans and Additional Repriced Term Loans that are Eurocurrency Loans shall be the period identified by the Borrower in the borrowing notice relating to the Additional Repriced Term Loans referenced in subsection 2(b) above, which period may at the Borrower’s election be shorter than one month.

Section 3. Amendments to the Credit Agreement.

(a) The Existing Credit Agreement is hereby amended to effect the foregoing and as follows:

(1) Subsection 1.1 of the Existing Credit Agreement is hereby amended by adding the following new definitions, to appear in proper alphabetical order:

“Fifth Amendment”: the Fifth Amendment, dated as of the Fifth Amendment Effective Date, among the Administrative Agent, the Collateral Agent, the Borrower and the Lenders party thereto.

“Fifth Amendment Effective Date”: June 22, 2018.

(2) Subsection 1.1 of the Existing Credit Agreement is hereby further amended to amend the following definitions to read in their entirety as follows:

“Applicable Margin”: (A) (a) with respect to ABR Loans during the period from the Restatement Effective Date until the Third Amendment Effective Date, the rate per annum specified in this Agreement as in effect immediately prior to the Third Amendment Effective Date and (b) with respect to Eurocurrency Loans during the period from the Restatement Effective Date until the Third Amendment Effective Date, the rate per annum specified in this Agreement as in effect immediately prior to the Third Amendment Effective Date; (B) (a) with respect to ABR Loans during the period from the Third Amendment Effective Date until the Fourth Amendment Effective Date, 1.75% per annum and (b) with respect to Eurocurrency Loans during the period from the Third Amendment Effective Date until the Fourth Amendment Effective Date, 2.75% per annum; (C) (a) with respect to ABR Loans during the period from the Fourth Amendment Effective Date until the Fifth Amendment Effective Date, the rate per annum specified in this Agreement as in effect immediately prior to the Fifth Amendment Effective Date and (b) with respect to Eurocurrency Loans during the period from the Fourth Amendment Effective Date until the Fifth Amendment Effective Date, the rate per annum specified in this Agreement as in effect immediately prior to the Fifth Amendment Effective Date; and (D) (a) with respect to ABR Loans during the period from the Fifth Amendment Effective Date and thereafter, 1.00% per annum and (b) with respect to Eurocurrency Loans during the period from the Fifth Amendment Effective Date and thereafter, 2.00% per annum.”

“Initial Term Loan”: any Term Loan made pursuant to subsection 2.1(a), the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment; and collectively, the “Initial Term Loans”.

“Initial Term Loan Commitment”: as to any Lender, (w) prior to the Third Amendment Effective Date, its obligation to make Initial Term Loans to the Borrower pursuant to subsection 2.1(a) and the Second Amendment in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule A under the heading “Term Loan Commitment”, (x) on and after the Third Amendment Effective Date and prior to the Fourth Amendment Effective Date, its obligation to make Initial Term Loans to the Borrower pursuant to subsection 2.1(a) and the Third Amendment in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule A to the Third Amendment under the heading “Additional Repriced Term Loan Commitment”, (y) on and after the Fourth Amendment Effective Date and prior to the Fifth Amendment Effective Date, its obligation to make Initial Term Loans to the Borrower pursuant to subsection 2.1(a) and the Fourth Amendment in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule A to the Fourth Amendment under the heading “Additional Repriced Term Loan Commitment”, and (z) on and after the Fifth Amendment Effective Date, its obligation to make Initial Term Loans to the Borrower pursuant to subsection 2.1(a) and the Fifth Amendment in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule A to the Fifth Amendment under the heading “Additional Repriced Term Loan Commitment” in each case as such amount may be adjusted or reduced pursuant to the terms hereof and thereof. The original aggregate amount of the Initial Term Loan Commitment on the Restatement Effective Date is $2,200.0 million.

(3) Subsection 1.1 of the Existing Credit Agreement is hereby further amended by deleting the defined terms “Adjustment Date”, “Compliance Certificate” and “Pricing

Grid”.

(4) Subsection 2.5(e) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

“(e) Notwithstanding any provision of this Agreement to the contrary, for purposes of this Agreement, including the provisions of this subsection 2.5, (w) after giving effect to the transactions contemplated by the Second Amendment, the Second Incremental Term Loan Commitments (as defined in the Second Amendment) shall constitute Initial Term Loan Commitments hereunder (and shall not constitute Incremental Term Loan Commitments or Incremental Commitments hereunder) and the Second Incremental Term Loans (as defined in the Second Amendment) shall constitute Initial Term Loans hereunder (and shall not constitute Incremental Term Loans or Incremental Loans hereunder), (x) after giving effect to the transactions contemplated by the Third Amendment, the Additional Repriced Term Loan Commitments (as defined in the Third Amendment) shall constitute Initial Term Loan Commitments hereunder (and shall not constitute Incremental Term Loan Commitments or Incremental

Commitments hereunder) and the Repriced Term Loans and Additional Repriced Term Loans (each as defined in the Third Amendment) shall constitute Initial Term Loans hereunder (and shall not constitute Incremental Term Loans or Incremental Loans hereunder), (y) after giving effect to the transactions contemplated by the Fourth Amendment, the Additional Repriced Term Loan Commitments (as defined in the Fourth Amendment) shall constitute Initial Term Loan Commitments hereunder (and shall not constitute Incremental Term Loan Commitments or Incremental Commitments hereunder) and the Repriced Term Loans and Additional Repriced Term Loans (each as defined in the Fourth Amendment) shall constitute Initial Term Loans hereunder (and shall not constitute Incremental Term Loans or Incremental Loans hereunder), and (z) after giving effect to the transactions contemplated by the Fifth Amendment, the Additional Repriced Term Loan Commitments (as defined in the Fifth Amendment) shall constitute Initial Term Loan Commitments hereunder (and shall not constitute Incremental Term Loan Commitments or Incremental Commitments hereunder) and the Repriced Term Loans and Additional Repriced Term Loans (each as defined in the Fifth Amendment) shall constitute Initial Term Loans hereunder (and shall not constitute Incremental Term Loans or Incremental Loans hereunder).”

(5) Subsection 3.4(a) of the Existing Credit Agreement is hereby amended by amending the last two sentences thereof to read in their entirety as follows:

“If at any time after the Fifth Amendment Effective Date and on or prior to the six-month anniversary thereof, the Borrower pursuant to this subsection 3.4(a) makes an optional prepayment in full of the Initial Term Loans pursuant to a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each Lender, a prepayment premium of 1.00% of the aggregate principal amount of Initial Term Loans being prepaid. If at any time after the Fifth Amendment Effective Date and on or prior to the six-month anniversary thereof any Lender is replaced pursuant to subsection 10.1(g) or 10.1(h) in connection with any amendment of this Agreement (including in connection with any refinancing transaction permitted under subsection 10.6(g) to replace the Initial Term Loans) that results in a Repricing Transaction, such Lender (and not any Person who replaces such Lender pursuant to subsection 10.1(g) or 10.1(h)) shall receive a fee equal to 1.00% of the principal amount of the Initial Term Loans of such Lender assigned to a replacement Lender pursuant to subsection 10.1(g) or 10.1(h).”

(6) Subsection 3.7 of the Existing Credit Agreement is hereby amended by inserting “(a)” after the heading thereof and by inserting a new subsection (b) at the end thereof to read as follows:

“(b) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, this Agreement and the other Loan Documents may be amended to replace the LIBOR Rate (and the Adjusted LIBOR Rate) with a comparable or successor floating rate made available by the Administrative Agent to its customers with syndicated credit facilities of this type (or a successor to such successor rate) either (x) at such time as the Administrative Agent determines that there is a broadly accepted rate for syndicated credit facilities of this type, as agreed between the Administrative Agent and the Borrower (but not, for the avoidance of doubt, any other Lender), in each case in their reasonable discretion, or (y) as consented to by the Required Lenders and the Borrower; provided that the consent of the Required Lenders may be obtained through negative consent, which shall be deemed to be given so long as the Lenders are given notice of such amendment and the Required Lenders shall not have objected in writing to the Administrative Agent and the Borrower within five Business Days of the date of such notice; provided, further, that (i) any such successor rate shall be applied by the Administrative Agent in a manner consistent with market practice and (ii) to the extent such market practice is not administratively feasible for the Administrative Agent, such successor rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower, which application shall in no event result in a higher cost of funding than Loans bearing interest at ABR; provided, further, that at the prior written request of the Borrower or the Administrative Agent, the Administrative Agent and the Borrower shall negotiate in good faith to amend the definition of LIBOR Rate (and Adjusted LIBOR Rate) and the other applicable provisions in this Agreement and the other Loan Documents to preserve the original intent thereof in light of the foregoing amendments described in this subsection 3.7(b). Notwithstanding any other provision in this Agreement to the contrary (including in Section 10.1), any of the foregoing amendments pursuant to this subsection 3.7(b) shall become effective without any further action or consent of any other party to this Agreement other than as set forth above.”

(7) Subsection 6.2(a) of the Existing Credit Agreement is hereby amended by (i) deleting the phrase “(a “Compliance Certificate”)” therein and (ii) amending clause (ii) in its entirety to read “[reserved]”.

Section 4. Reaffirmation of the Guarantee and Collateral Agreement. The Guarantee and Collateral Agreement, including the guaranty of the Obligations, the grants of Liens on the Collateral to secure the Obligations, and the covenants and agreements contained therein, is hereby acknowledged and reaffirmed and shall continue in full force and effect. Notwithstanding the terms of this Amendment and the effectiveness of the Credit Agreement, the Guarantee and Collateral Agreement and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

Section 5. Representations and Warranties. In order to induce the Lenders to enter into this Amendment and to either continue their Existing Term Loans as Repriced Term Loans and/or make Additional Repriced Term Loans, the Borrower and (as to subsections 5(a) and 5(b) below) each other Loan Party represents and warrants to each Lender that as of the Fifth Amendment Effective Date:

(a) the execution, delivery and performance by such Loan Party of this Amendment are within such Loan Party’s corporate or other organizational powers, have been duly authorized by all necessary corporate or other organizational action of such Loan Party, and will not (i) violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect or (ii) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) on any of such Loan Party’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation;

(b) this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(c) after giving effect to this Amendment, all representations and warranties of the Borrower contained in the Existing Credit Agreement are true and correct in all material respects on and as of the Fifth Amendment Effective Date, except to the extent that any such representations and warranties expressly relate to a given date, in which case they were true and correct in all material respects as of such date.

Section 6. Conditions to Effectiveness. The agreements and amendments set forth in Sections 2 and 3 of this Amendment shall become effective on the date (the “Fifth Amendment Effective Date”) that each of the following conditions shall have been satisfied:

(a) Counterparts. The Administrative Agent shall have received (i) a counterpart of this Amendment executed by each of the Loan Parties, (ii) a counterpart of this Amendment (or Consent in the form attached hereto) executed by Continuing Term Lenders who in the aggregate constitute Required Lenders and (iii) a counterpart of this Amendment (or Consent in the form attached hereto) executed by each New Term Loan Lender;

(b) Corporate Certificates and Authorizations. The Administrative Agent shall have received customary secretary’s certificates related to organizational documents, resolutions and officer incumbency, as well as good standing certificates (or similar document to the extent relevant in the applicable jurisdiction of organization), with respect to each Loan Party;

(c) Legal Opinions. The Administrative Agent shall have received written opinions of (i) Debevoise & Plimpton LLP, New York counsel to the Loan Parties, and (ii) Richards, Layton & Finger PA, Delaware counsel to the Loan Parties, each addressed to the Administrative Agent, Collateral Agent, each Continuing Term Lender and each New Term Loan Lender, dated the Fifth Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent;

(d) PATRIOT Act and Anti-Money Laundering. The Administrative Agent shall have received, at least three days prior to the Fifth Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, as has been reasonably requested in writing at least 10 days prior to the Fifth Amendment Effective Date by the Administrative Agent;

(e) Borrowing Notice. The Administrative Agent shall have received a notice in respect of the Additional Repriced Term Loans as required by Section 2(b) of this Amendment; and

(f) Prepayment. Substantially concurrently with the issuance and funding of the Term Loans by New Term Loan Lenders on the Fifth Amendment Effective Date, Borrower shall prepay all of the Existing Term Loans (other than the Repriced Term Loans) in an amount equal to the aggregate outstanding principal amount thereof, and will pay all accrued but unpaid interest on all of the Existing Term Loans, in accordance with Section 2(c) of this Amendment.

The Administrative Agent shall give prompt notice in writing to the Borrower of the occurrence of the Fifth Amendment Effective Date. The making of the Additional Repriced Term Loans by the New Term Loan Lenders shall conclusively be deemed to constitute an acknowledgement by the Administrative Agent and each New Term Loan Lender, and an agreement of the parties hereto, that each of the conditions precedent set forth in Section 6 hereof shall have been satisfied in accordance with its respective terms.

Section 7. Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent).

Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 9. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 11. Effect of Amendment.

(a) On and after the Fifth Amendment Effective Date, the rights and obligations of the parties to the Existing Credit Agreement shall be governed by the Credit Agreement, it being understood that those rights and obligations that are specified in the Existing Credit Agreement as surviving a termination of that agreement shall survive in accordance with their respective terms and without prejudice and remain in full force and effect.

(b) Each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Credit Agreement. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Fifth Amendment Effective Date.

(c) This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

US FOODS, INC.

By:	/s/ Dirk Locascio
Name: Dirk Locascio
Title: Chief Financial Officer

E & H DISTRIBUTING, LLC

By:	/s/ Dirk Locascio
Name: Dirk Locascio
Title: Chief Financial Officer

GREAT NORTH IMPORTS, LLC

By:	/s/ Dirk Locascio
Name: Dirk Locascio
Title: Chief Financial Officer

TRANS-PORTE, INC.

By:	/s/ Dirk Locascio
Name: Dirk Locascio
Title: Chief Financial Officer

US FOODS CULINARY EQUIPMENT & SUPPLIES, LLC

By:	/s/ Dirk Locascio
Name: Dirk Locascio
Title: Chief Financial Officer

[Signature Page to Fifth Amendment to USF Term Loan Credit Agreement]

FRESH UNLIMITED, INC.

By:	/s/ Dirk Locascio
Name: Dirk Locascio
Title: Chief Financial Officer

BAY-N-GULF, INC.

By:	/s/ Dirk Locascio
Name: Dirk Locascio
Title: Chief Financial Officer

[Signature Page to Fifth Amendment to USF Term Loan Credit Agreement]

CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent

By:	/s/ David Tuder
Name: David Tuder
Title: Vice President

[Signature Page to Fifth Amendment to USF Term Loan Credit Agreement]

CITIBANK, N.A., as New Term Loan Lender

By:	/s/ David Tuder
Name: David Tuder
Title: Vice President

[Signature Page to Fifth Amendment to USF Term Loan Credit Agreement]

Schedule A

Additional Repriced Term Loan Commitments

Additional Term Lender	Additional Repriced Term Loan Commitment
CITIBANK, N.A.	$221,603,986.62

ANNEX I

CONSENT (this “Consent”) to the Fifth Amendment, dated as of June             , 2018 (the “Amendment”), to the Credit Agreement, dated as of May 11, 2011, as amended on June 7, 2013, as amended and restated on June 27, 2016, as amended on February 17, 2017, and as amended on November 30, 2017, and as the same may be further amended, supplemented, waived or otherwise modified prior to the date hereof, among the Borrower, the Lenders, the Administrative Agent, and the other institutions party thereto, including but not limited to the amendments to the Existing Credit Agreement pursuant to Section 2 and 3 of the Amendment. Capitalized terms used but not defined in this Consent are used as defined in the Amendment.

The undersigned Continuing Term Lender hereby irrevocably and unconditionally approves and consents to the Amendment as a party thereto and elects to continue all Existing Term Loans held by such Continuing Term Lender (or such lesser amount as the Borrower may approve, as notified to such Continuing Term Lender by or on behalf of the Lead Arrangers) as Repriced Term Loans.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

                                                                                  ,

as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

[Signature Page – Consent to Fifth Amendment to USF Term Loan Credit Agreement]